Exhibit 99.6

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

QUARTERLY PERIOD ENDED SEPTEMBER 30, 2023

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$387,722	$400,816
Short-term investment	—	60,170
Accounts receivable, net	179,489	144,060
Materials and supplies	49,166	46,002
Derivative contracts	—	8,440
Other current assets	40,492	38,478

Total current assets	656,869	697,966

Proved properties, net	858,737	884,796
Unproved properties, not subject to amortization	181,384	183,779
Other property and equipment, net	2,667	1,213
Restricted cash	—	1,097
Other assets	6,704	7,115

Total assets	$1,706,361	$1,775,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,860	$44,449
Accrued liabilities	122,680	133,368
Derivative contracts	43,711	8,156
Current maturities of debt	—	1,000
Current portion of asset retirement obligations	10,577	4,048
Other current liabilities	2,943	16,997

Total current liabilities	236,771	208,018

Long-term debt	182,060	180,939
Asset retirement obligations	112,732	129,132
Deferred income taxes	68,008	66,651
Derivative contracts	9,576	—
Other long-term liabilities	4,848	6,946

Total liabilities	613,995	591,686

Stockholders’ equity:
Common stock, par value $0.01; 50,000,000 shares authorized; 7,889,685 shares issued and outstanding as of September 30, 2023 and 7,540,813 shares issued and outstanding as of December 31, 2022	79	75
Additional paid-in capital	978,531	978,531
Retained earnings	113,756	205,674

Total stockholders’ equity	1,092,366	1,184,280

Total liabilities and stockholders’ equity	$1,706,361	$1,775,966

See notes to condensed consolidated financial statements

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Revenues:
Oil revenue	$178,041	$186,710	$448,064	$550,465
Natural gas revenue	9,859	30,925	24,600	65,290
Natural gas liquids revenue	5,134	7,774	13,273	22,521
Turnkey revenue	63,179	10,761	87,157	23,219
Other revenue	7,815	4,626	18,005	15,434

Total revenues	264,028	240,796	591,099	676,929

Operating expenses:
Lease operating expense	38,750	41,767	115,481	119,849
Decommissioning cost of goods sold	40,544	10,909	61,927	25,993
Depletion, depreciation, and amortization	56,343	66,152	155,261	173,006
General and administrative expense	11,810	3,479	27,314	11,744
Insurance expense	5,586	2,749	16,175	13,742
Accretion expense	127	3,848	8,488	12,002
Other operating expense	8,593	651	11,428	1,296

Total operating expenses	161,753	129,555	396,074	357,632

Income from operations	102,275	111,241	195,025	319,297
Other income (expense), net:
Interest expense	(3,574)	(5,343)	(5,769)	(16,947)
Commodity derivative expense	(67,347)	48,708	(56,562)	(83,143)
Other	6,044	12	6,411	127

Income before income taxes	37,398	154,618	139,105	219,334
Income tax expense	(7,430)	(34,449)	(30,276)	(48,563)

Net income	$29,968	$120,169	$108,829	$170,771

See notes to condensed consolidated financial statements

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30
	2023	2022
Cash flows from operating activities:
Net income	$108,829	$170,771
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization in interest expense	1,265	1,142
Accretion of asset retirement obligations	8,488	12,002
Depreciation, depletion, and amortization	155,261	173,006
Risk management activities	53,571	(35,237)
Deferred income tax expense	1,357	40,951
Gain on sale of assets	(6,052)	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	(38,211)	(39,190)
Accounts payable and other liabilities	(3,862)	31,525
Expenditures on asset retirement obligations, net	(15,567)	(25,525)

Net cash provided by operating activities	265,079	329,445

Cash flows from investing activities:
Additions to property and equipment	(156,688)	(116,605)
Changes in operating assets and liabilities associated with investing activities	(15,766)	23,527
Acquisitions of proved properties	—	240
Investment in short-term investments	—	(99,276)
Proceeds from short-term investments	60,297	—
Investment in Fieldwood Mexico	—	(4,108)
Proceeds from sale of assets held for sale	—	55,749
Proceeds from sale of assets	6,000	—
Proceeds from sale of oil and gas properties	28,815	10,629

Net cash used in investing activities	(77,342)	(129,844)

Cash flows from financing activities:
Repayment of first lien term loan	(1,000)	(60,000)
Debt issuance costs	(145)	(807)
Payment of finance lease	(36)	(1,154)
Dividends paid	(200,747)	(54,645)

Net cash used in financing activities	(201,928)	(116,606)

Net increase (decrease) in cash and cash equivalents, including restricted cash	(14,191)	82,995
Cash and cash equivalents, including restricted cash, beginning of period	401,913	218,754

Cash and cash equivalents, including restricted cash, end of period	$387,722	$301,749

See notes to condensed consolidated financial statements

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(In thousands, except share amounts)

(Unaudited)

	Common Stock		Additional Paid- In Capital	Retained Earnings (Deficit)	Total
	Shares	Amount
Balance, December 31, 2021	6,973,765	$70	$995,695	$11,529	$1,007,294
Issuance of common stock from exercise of warrants	567,048	5	—	—	5
Dividends to stockholders	—	—	—	(54,645)	(54,645)
Measurement period adjustment	—	—	(17,164)	—	(17,164)
Net income	—	—	—	170,771	170,771

Balance, September 30, 2022	7,540,813	$75	$978,531	$127,655	$1,106,261

Balance, December 31, 2022	7,540,813	$75	$978,531	$205,674	$1,184,280
Issuance of common stock from exercise of warrants	348,872	4	—	—	4
Dividends to stockholders	—	—	—	(200,747)	(200,747)
Net income	—	—	—	108,829	108,829

Balance, September 30, 2023	7,889,685	$79	$978,531	$113,756	$1,092,366

	Common Stock		Additional Paid- In Capital	Retained Earnings (Deficit)	Total
	Shares	Amount
Balance, June 30, 2022	7,540,813	$75	$1,000,898	$32,131	$1,033,104
Dividends to stockholders	—	—	—	(24,645)	(24,645)
Measurement period adjustment	—	—	(22,367)	—	(22,367)
Net income	—	—	—	120,169	120,169

Balance, September 30, 2022	7,540,813	$75	$978,531	$127,655	$1,106,261

Balance, June 30, 2023	7,889,685	$79	$978,531	$87,372	$1,065,982
Dividends to stockholders	—	—	—	(3,584)	(3,584)
Net income	—	—	—	29,968	29,968

Balance, September 30, 2023	7,889,685	$79	$978,531	$113,756	$1,092,366

See notes to condensed consolidated financial statements

QUARTERNORTH ENERGY INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are in thousands of dollars.

Note 1—Basis of Presentation and Summary of Significant Accounting Policies

Description of Company

QuarterNorth Energy Inc. (“QuarterNorth”, “we”, “us”, “our” or “the Company”) was incorporated in Delaware on June 4, 2021, and amended as of July 16, 2021. On June 4, 2021, the Company formed four indirect wholly owned subsidiaries: QuarterNorth Energy Holding Inc.; QuarterNorth Energy Intermediate Inc.; QuarterNorth Energy LLC; and Mako Buyer 2 LLC. All four entities are Delaware corporations or limited liability companies and were formed in contemplation of the Credit Bid Acquisition (as defined herein).

On June 21, 2023, the Company formed QNE Finco LLC as a wholly owned subsidiary. QNE Finco LLC is a Delaware limited liability company, see Note 4—Debt for additional disclosures.

Business Operations and Strategy

QuarterNorth Energy Inc. (“QuarterNorth”, “we”, “us”, “our” or “the Company”) is an independent oil and natural gas producer with substantially all of its operations in the U.S. Gulf of Mexico (“GOM”). We commenced operations on August 27, 2021, when QuarterNorth Energy LLC purchased certain oil and natural gas properties (the “Credit Bid Acquisition”) from Fieldwood Energy Inc. and subsidiaries (collectively, “Fieldwood”) pursuant to a purchase and sale agreement. We are active in the exploration, operations, exploitation, development and acquisition of oil and gas properties.

We operate our business through ourselves and our consolidated subsidiaries, primarily through QuarterNorth Energy LLC, our main operating subsidiary, which owns all of our oil and gas properties and is operator of record for many of the properties.

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim periods. Certain notes and other information have been condensed or omitted. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been incorporated.

These condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2022 and notes thereto. The results of operations for interim periods are not necessarily indicative of results for the entire year.

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported balance sheet, results of operations, or cash flows.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ materially from estimated amounts.

In preparing the accompanying condensed consolidated financial statements, we have reviewed, as determined necessary by management, events that have occurred after September 30, 2023, up until November 13, 2023, the date the condensed consolidated financial statements are available to be issued.

Accounting Standards Recently Adopted

On January 1, 2023, we adopted Accounting Standards Update (“ASU”) 2016-13 Financial Instruments – Credit losses (Topic 326): Measurement of credit losses on financial instruments. ASU 2016-13 amended Accounting Standards Codification (“ASC”) Topic 326, which changed the recognition of credit losses from an incurred or probable impairment methodology to a current expected credit loss (“CECL”) methodology. The CECL methodology is applicable to the measurement of credit losses related to our trade receivables, among other financial assets. The adoption of this guidance did not have a material effect on the Company’s Consolidated Financial Statements or related disclosures.

Note 2— Supplemental Disclosures to the Balance Sheet and the Statement of Cash Flows

The following tables show additional balance sheet information as of the dates indicated below:

	September 30, 2023	December 31, 2022
Accounts receivable
Operating revenues	$83,520	$61,954
Joint interest receivables, net	64,458	62,461
Other	31,511	19,645

	$179,489	$144,060

Other current assets
Prepaids and other	$13,606	$11,011
Decommissioning work-in-progress	25,284	27,467
Other	1,602	—

	$40,492	$38,478

Other assets
Right-of-use asset	$5,836	$5,967
Other	868	1,148

	$6,704	$7,115

	September 30, 2023	December 31, 2022
Accrued liabilities
Production expense	$19,952	$22,484
Capital/decommissioning	38,975	50,219
Owner advances	5,937	21,050
Accrued royalties	14,182	11,051
Accrued taxes	22,677	5,793
Other	20,957	22,771

	$122,680	$133,368

Other current liabilities
Compressor lease	1,718	$1,327
Lease obligation	1,225	966
Plug and abandonment obligation	—	4,038
Other	—	10,666

	$2,943	$16,997

Other long-term liabilities
Lease obligation	$4,848	$4,501
Compressor lease	—	1,378
Other	—	1,067

	$4,848	$6,946

Supplemental Cash Flow Information

Supplemental disclosures to the statement of cash flows are presented below:

	Nine Months Ended September 30
	2023	2022
Supplemental disclosures of cash payments (receipts):
Interest paid, net of amounts capitalized	$18,243	$19,972
Income taxes paid	10,958	6,366

The following table provides a summary of the components of the beginning and ending balances of cash and cash equivalents, including restricted cash, shown in our condensed consolidated statements of cash flows.

	September 30, 2023	December 31, 2022	September 30, 2022	December 31, 2021
Cash	$387,722	$400,816	$300,950	$218,512
Restricted cash(1)	—	1,097	799	242

	$387,722	$401,913	$301,749	$218,754

(1)	Our restricted cash serves as collateral for certain of our obligations. These restricted funds are generally invested in interest-bearing accounts.

The following table presents supplemental cash flow information related to our leases:

	Nine Months Ended September 30,
	2023	2022
Operating cash outflow from financing leases	$53	$161
Financing cash outflow from financing leases	36	190
Operating cash outflows from operating leases	115	1,793

Note 3—Property, Plant and Equipment

Oil and natural gas properties as of the dates indicated are shown below:

	September 30, 2023	December 31, 2022
Proved properties	$1,301,937	$1,174,296
Accumulated depreciation, depletion, and amortization	(443,200)	(289,500)

Proved properties, net	$858,737	$884,796

Unproved properties, not subject to amortization	$181,384	$183,779

At September 30, 2023, the Company’s ceiling test computation was based on SEC pricing of $78.54 per Bbl of oil, $3.44 per Mcf of natural gas and $31.35 per Bbl of NGLs. Using these prices, the Company’s net book value of proved oil and natural gas properties as of September 30, 2023 was below the current ceiling and did not result in any ceiling test write-down during the period.

Note 4—Debt

We had the following debt outstanding as of the dates indicated below:

	September 30, 2023	December 31, 2022
First Lien Term Loan, variable rate, due 2023	$—	$1,000
Second Lien Term Loan, variable rate, due 2026	185,000	185,000
Less: unamortized discount	(2,152)	(2,705)
Less: unamortized debt issuance costs	(788)	(1,356)

Total debt, net	182,060	181,939
Less current portion	—	(1,000)

Total long-term debt, net	$182,060	$180,939

The First Lien Term Loan (“FLTL”) agreement was amended on June 29, 2023. The amendment simplifies the administrative burden of carrying the loan while continuing the first lien collateral position of the hedge counterparties. QNE FinCo LLC, acquired the existing lenders’ rights and obligations in their capacity as the lender under the agreement and Cantor Fitzgerald Securities was appointed as the successor administrative agent and collateral agent.

For contractual purposes, the FLTL credit agreement remains outstanding, but for GAAP purposes the debt is extinguished because the lender is an affiliate of the borrower. Previously unamortized debt issuance costs and the cost of the amendment were charged to interest expense.

As of September 30, 2023, QuarterNorth was in compliance with all covenants under its debt agreements.

Note 5—Risk Management Activities

Our principal market risks are our exposure to changes in commodity prices, particularly to the prices of crude oil and natural gas, and nonperformance by our counterparties.

Our revenues are derived principally from the sale of crude oil and natural gas. The prices of crude oil and natural gas are subject to market fluctuations in response to changes in supply, demand, market uncertainty and a variety of additional factors beyond our control. We monitor these risks and enter into commodity derivative contracts to secure a commodity price for a portion of our expected future production that is acceptable at the time of the transaction. We do not enter into derivative contracts for speculative purposes.

The counterparties to our derivative contracts include financial institutions. Our derivative contracts expose us to market and credit risks, and which may, at times, be concentrated with certain counterparties or groups of counterparties. The credit worthiness of our counterparties is subject to continual review. We monitor the nonperformance risk of ourselves and of each of our counterparties and assesses the possibility of whether each counterparty to the derivative contract would default by failing to make any contractually required payments as scheduled in the derivative instrument in determining the fair value.

Our commodity derivative contracts may include, but are not limited to, “swap”, “collar” and “put” positions. Commodity derivative contracts outstanding as of September 30, 2023 are shown below:

Crude Oil (WTI Index)
	Swaps		Puts		Swaps with Solid Put			Collars
Period	Volume (Bopd)	Average $/Bbl	Volume (Bopd)	Average $/Bbl	Volume (Bopd)	Average $/Bbl	Put Strike $/Bbl	Volume (Bbl/d)	Swap $/Bbl	Call $/Bbl
4th Qtr 2023	8,000	$72.41	2,000	$100.00	1,000	$72.20	$60.00	2,000	$60.00	$77.45
1st Qtr 2024	9,000	72.18	—	—	1,000	72.20	60.00	—	—	—
2nd Qtr 2024	6,000	70.10	2,000	70.00	1,000	72.20	60.00	—	—	—
3rd Qtr 2024	6,000	70.10	2,000	70.00	1,000	72.20	60.00	—	—	—
4th Qtr 2024	5,000	70.10	2,000	70.00	1,000	72.20	60.00	—	—	—
1st Qtr 2025	4,000	70.62	—	—	—	—	—	—	—	—
2nd Qtr 2025	4,000	71.58	—	—	—	—	—	—	—	—

Natural Gas (Henry Hub Index)
	Puts
Period	Volume (MMbtu/d)	Average $/MMbtu
4th Qtr 2023	13,660	$2.90
1st Qtr 2024	13,660	2.90
2nd Qtr 2024	13,660	2.90
3rd Qtr 2024	13,660	2.90

With swaps, we receive an agreed upon fixed price for a specified notional quantity of oil or natural gas and we pay the counterparty a floating price for that same quantity based upon published index prices. Index pricing used is based on grades that we believe best represent the revenue we receive for our underlying physical production. Our swap contracts provide us with protection if market prices decline below the contracted price. If market prices rise above the contracted prices, we will receive less revenue than in the absence of swaps.

Collars contain a fixed floor price and a fixed ceiling price. If the published index price exceeds the ceiling price or falls below the floor price, we receive the fixed price and pay the index price. If the index price is between the floor and ceiling prices, no payments are due from either party.

A put option gives the owner the right, but not the obligation, to sell the underlying commodity at a specified price (“strike price”) within a specific time period. Depending on market conditions, strike prices, and the value of the contracts, we may, at times, purchase put options, which require us to pay premiums. The premiums may be paid when the option is purchased, or deferred until each monthly settlement occurs. The ownership of put options is consistent with our derivative strategy inasmuch as the value of the puts will increase as commodity prices decline, helping to offset the cash flow impact of a decline in realized prices for the underlying commodity. However, if the underlying commodity increases in value, there is a risk that the put option will expire worthless, in which case the net premiums paid would be recognized as a loss.

Counterparty swaptions. Our outstanding swaption agreements provide the counterparty a one-time option to enter into a swap agreement with us on the swaption exercise date. At September 30, 2023, our outstanding swaptions comprised a one-time counterparty option on March 28, 2024 for 2,000 barrels per day of WTI swaps for the period from April 1, 2024 through December 31, 2024 at a price of $72.00 per barrel.

The following reflects the fair values of our derivative contracts, including the fair value of option premiums, and the line items where they appear on our condensed consolidated balance sheets:

	Balance Sheet Location	September 30, 2023	December 31, 2022
Commodity derivatives	Current assets	$—	$8,440

	Total	$—	$8,440

Commodity derivatives	Current liabilities	$43,711	$8,156
Commodity derivatives	Long-term liabilities	9,576	—

	Total	$53,287	$8,156

The following reflects the effect of netting agreements with counterparties on the balance sheet presentation of our derivative contracts:

	September 30, 2023	December 31, 2022
Assets:
Current	$12	$12,503
Noncurrent	65	—

Total gross fair value	77	12,503
Less: counterparty offset	(77)	(4,063)

Total net fair value	$—	8,440

Liabilities:
Current	$43,723	$12,219
Noncurrent	9,641	—

Total gross fair value	53,364	12,219
Less: counterparty offset	(77)	(4,063)

Total net fair value	$53,287	$8,156

See Note 6—Fair Value Measurements for additional disclosures related to derivative contracts.

Note 6—Fair Value Measurements

Derivative Contracts

Our commodity derivative contracts are presented in our condensed consolidated financial statements at fair value. These contracts consist of over-the-counter transactions, which are not traded on a public exchange.

The fair values of our commodity derivative contracts are determined based on inputs that are readily available in public markets or can be derived from information available in publicly quoted markets. Therefore, we have categorized these contracts as Level 2.

We have consistently applied these valuation techniques and believe we have obtained the most accurate information available for the types of derivative contracts we hold.

The following table sets forth, by level within the fair value hierarchy, our derivative assets and liabilities measured at fair value on a recurring basis for the dates indicated below:

As of September 30, 2023
	Total	Level 1	Level 2	Level 3
Assets
Commodity derivative contracts	$—	$—	$—	$—

	$—	$—	$—	$—

Liabilities
Commodity derivative contracts	$53,287	$—	$53,287	$—

	$53,287	$—	$53,287	$—

As of December 31, 2022
	Total	Level 1	Level 2	Level 3
Assets
Commodity derivative contracts	$8,440	$—	$8,440	$—

	$8,440	$—	$8,440	$—

Liabilities
Commodity derivative contracts	$8,156	$—	$8,156	$—

	$8,156	$—	$8,156	$—

These derivative assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value assets and liabilities and their placement within the fair value hierarchy levels.

Debt

We use a market approach to determine the fair value of our debt using estimates provided by an independent financial data services firm (a Level 2 fair value measurement). The carrying amount and fair value of our debt is shown in the following table.

	September 30, 2023		December 31, 2022
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
First Lien Term Loan	$—	$—	$1,000	$1,000
Second Lien Term Loan	182,060	185,000	180,939	185,000

	$182,060	$185,000	$181,939	$186,000

We believe the carrying values of cash, accounts receivable, accounts payable, and accrued liabilities included in the accompanying condensed consolidated balance sheets approximate their fair value as of September 30, 2023 and December 31, 2022.

Asset Retirement Obligations

We follow the provisions of ASC 820, for nonfinancial assets and liabilities measured at fair value on a non-recurring basis. These provisions apply to the Company’s initial recognition of asset retirement obligations for which fair value is used. The asset retirement obligation estimates are derived from historical costs and management’s expectation of future cost environments; and therefore, the Company has designated these liabilities as Level 3.

Note 7—Commitments and Contingencies

Legal Proceedings. From time to time, we may be involved in litigation arising out of the normal course of our business. We maintain insurance coverage applicable to certain litigation, which, subject to applicable deductibles, may reduce our actual liability under any litigation. In management’s opinion, we are not involved in any litigation, the outcome of which would have a material effect on our consolidated financial position, results of operations, or liquidity.

Firm Commitment

On November 3, 2023, we entered into a rig contract with a commitment of approximately $33 million and which is expected to be utilized in 2024.

Note 8—Income Taxes

Our effective tax rates for the three-month periods ended September 30, 2023 and 2022 were 19.9 percent and 22.0 percent. For the nine-month periods ended September 30, 2023 and 2022, the effective tax rates were 21.8 percent and 22.0 percent. The estimated annual effective tax rate differs from the federal tax rate of 21.0 percent due to state income taxes and the impact of certain nondeductible items.

Note 9 – Supplemental Consolidating Financial Information

QuarterNorth Energy Holding Inc. is the borrower under the loans described in Note 4—Debt. The following condensed consolidating financial statements shows the accounts of the parent company, QuarterNorth Energy Inc. on a standalone basis, the accounts of the borrower and its consolidated subsidiaries, and intercompany eliminations to arrive at the consolidated statements of the Company.

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(In thousands)

(Unaudited)

	Quarter North Energy Inc.	Quarter North Energy Holding Inc.	Intercompany Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$387,722	$—	$387,722
Accounts receivable and other assets	—	269,147	—	269,147

Total current assets	—	656,869	—	656,869

Property and equipment net	—	1,042,788	—	1,042,788
Investments in subsidiaries	1,093,046	—	(1,093,046)	—
Advances to (from) subsidiaries	(1,692)	1,692	—	—
Other assets	1,164	6,704	(1,164)	6,704

Total assets	$1,092,518	$1,708,053	$(1,094,210)	$1,706,361

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$—	$179,540	$—	$179,540
Current maturities of debt	—	1,000	(1,000)	—
Other current liabilities	—	57,243	(12)	57,231

Total current liabilities	—	237,783	(1,012)	236,771

Long-term debt	—	182,060	—	182,060
Asset retirement obligations	—	112,732	—	112,732
Other long-term liabilities	—	82,432	—	82,432

Total liabilities	—	615,007	(1,012)	613,995

Stockholders’ equity	1,092,518	1,093,046	(1,093,198)	1,092,366

Total liabilities and stockholders’ equity	$1,092,518	$1,708,053	$(1,094,210)	$1,706,361

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(In thousands)

(Unaudited)

Nine Months Ending September 30, 2023	Quarter North Energy Inc.	Quarter North Energy Holding Inc.	Intercompany Eliminations	Consolidated
Revenues
Total revenues	$—	591,099	$—	$591,099

Operating expenses
Lease operating expense	—	115,481	—	115,481
Depletion, depreciation and amortization	—	155,261	—	155,261
General and administrative expense	692	26,622	—	27,314
Other operating expense	—	98,018	—	98,018

Total operating expense	692	395,382	—	396,074

Income (loss) from operations	(692)	195,717	—	195,025
Other income (expense), net
Equity in earnings of subsidiaries	109,673	—	(109,673)	—
Other	—	(55,920)	—	(55,920)

Income before income taxes	108,981	139,797	(109,673)	139,105
Income tax expense	(152)	(30,124)	—	(30,276)

Net income	$108,829	$109,673	$(109,673)	$108,829

Three Months Ending September 30, 2023	Quarter North Energy Inc.	Quarter North Energy Holding Inc.	Intercompany Eliminations	Consolidated
Revenues
Total revenues	$—	$264,028	$—	$264,028

Operating expenses
Lease operating expense	—	38,750	—	38,750
Depletion, depreciation and amortization	—	56,343	—	56,343
General and administrative expense	441	11,369	—	11,810
Other operating expense	—	54,850	—	54,850

Total operating expense	441	161,312	—	161,753

Income (loss) from operations	(441)	102,716		102,275
Other income (expense), net
Equity in earnings of subsidiaries	30,506	—	(30,506)	—
Other	—	(64,877)	—	(64,877)

Income before income taxes	30,065	37,839	(30,506)	37,398
Income tax expense	(97)	(7,333)	—	(7,430)

Net income	$29,968	$30,506	$(30,506)	$29,968

QUARTERNORTH ENERGY INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(In thousands)

(Unaudited)

Nine Months Ending September 30, 2022	Quarter North Energy Inc.	Quarter North Energy Holding Inc.	Intercompany Eliminations	Consolidated
Revenues
Total revenues	$—	$676,929	$—	$676,929

Operating expenses
Lease operating expense	—	119,849	—	119,849
Depletion, depreciation and amortization	—	173,006	—	173,006
General and administrative expense	376	11,368	—	11,744
Other operating expense	—	53,033	—	53,033

Total operating expense	376	357,256	—	357,632

Income (loss) from operations	(376)	319,673	—	319,297
Other income (expense), net
Equity in earnings of subsidiaries	171,064	—	(171,064)	—
Other	—	(99,963)	—	(99,963)

Income before income taxes	170,688	219,710	(171,064)	219,334
Income tax (expense) benefit	83	(48,646)	—	(48,563)

Net income	$170,771	$171,064	$(171,064)	$170,771

Three Months Ending September 30, 2022	Quarter North Energy Inc.	Quarter North Energy Holding Inc.	Intercompany Eliminations	Consolidated
Revenues
Total revenues	$—	$240,796	$—	$240,796

Operating expenses
Lease operating expense	—	41,767	—	41,767
Depletion, depreciation and amortization	—	66,152	—	66,152
General and administrative expense	125	3,354	—	3,479
Other operating expense	—	18,157	—	18,157

Total operating expense	125	129,430	—	129,555

Income (loss) from operations	(125)	111,366	—	111,241
Other income (expense), net
Equity in earnings of subsidiaries	120,267	—	(120,267)	—
Other	—	43,377	—	43,377

Income before income taxes	120,142	154,743	(120,267)	154,618
Income tax (expense) benefit	27	(34,476)	—	(34,449)

Net loss	$120,169	$120,267	$(120,267)	$120,169